Exhibit 10.4

UROPLASTY, INC.
RESTRICTED STOCK AWARD AGREEMENT

AWARDED TO	Award Date	Award No.	Number of UROPLASTY, Inc. Common Shares	Social Security Number
NAME	MM/DD/YY	RSXXX	XX,XXX	XXX-XX-XXXX

THIS AGREEMENT is made as of the date set forth in the box above labeled “Award Date” (the “Award Date”) by and between Uroplasty, Inc., a Minnesota corporation (the “Company”), and the individual named in the box above labeled “Awarded To” (the “Participant”).

WHEREAS, the Company pursuant to its 2006 Amended Stock and Incentive Plan (the “Plan”) wishes to award to Participant shares of Common Stock of the Company, $.01 par value (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto hereby agree as follows:

1.       Award

The Company, effective as of the date of this Agreement, hereby grants to Participant a restricted stock award of the number of shares of the Company’s Common Stock set forth in the box above labeled “Number of Uroplasty, Inc. Common Shares” (the “Shares”) subject to the terms and conditions set forth herein.

2.       Vesting

Subject to the terms and conditions of this Agreement, your shares shall vest on MM, DD, YYYY

3.       Restriction on Transfer

Until the Shares vest pursuant to Section 2 or 4 hereof, none of the Shares may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

4.  Forfeiture; Early Vesting

If Participant ceases to be a member of the Board of Directors of the Company prior to vesting of the Shares pursuant to Section 2 hereof or Section 12 of the Plan, all of Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to be a member of the Board of Directors by reason of Disability (as defined below) prior to the vesting of Shares under Section 2 hereof or Section 12 of the Plan, Participant, in addition to Shares previously vested under this Agreement, shall become immediately vested, as of the date of such Disability, in all previously unvested Shares granted hereunder; and (ii) if Participant ceases to be a member of the Board of Directors by reason of death prior to the vesting of Shares under Section 2 hereof or Section 12 of the Plan, Participant or his or her estate, in addition to Shares previously vested under this Agreement, shall become immediately vested, as of the date of death, in all previously unvested Shares granted hereunder. Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive cash dividends. For purposes of this Agreement, “Disability” has the meaning given to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

5.        Issuance and Custody of Certificate

(a)      The Company shall cause to be issued one or more stock certificates, registered in the name of Participant, evidencing the Shares.  Each such certificate shall bear the following legend:

“The shares of common stock represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Uroplasty, Inc. 2006 Stock and Incentive Plan and a Restricted Stock Award Agreement entered into between Uroplasty, Inc. and the registered owner of such shares.  Copies of the Plan and the Agreement are on file in the office of the Chief Financial Officer of Uroplasty, Inc., 5420 Feltl Road, Minnetonka, MN 55343.”

(b)      Each certificate issued pursuant to Section 5(a) hereof shall be deposited by the Company with the Chief Financial Officer of the Company or a custodian designated by the Chief Financial Officer.  Upon forfeiture pursuant to Section 4, the Participant hereby authorizes the Chief Financial Officer to surrender the certificate for cancellation and has executed an assignment separate from certificate in the form of Exhibit I attached hereto to facilitate such cancellation.

(c)      After any Shares vest pursuant to Section 2 or 4 hereof, or Section 12 of the Plan, the Company shall promptly cause to be issued a certificate or certificates evidencing such vested Shares, free of the legend set forth in Section 5(a) hereof, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be.

6.        Securities Law Compliance

(a)      The delivery of all or any of the Shares shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws.  The Company may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable.

7.       Distributions and Adjustments

(a)      If there shall be a change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and any Shares shall remain unvested at such time, then appropriate adjustments in the unvested Shares shall be made by the Company, in order to prevent dilution or enlargement of rights hereunder.  Such adjustments shall include, where appropriate, changes in the number of shares of Common Stock that are unvested and subject to this Agreement.

(b)      Any additional shares of Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares.  Any cash dividends payable with respect to the Shares shall be distributed to Participant at the same time cash dividends are distributed to stockholders of the Company generally.

(c)      Any additional shares of Common Stock, any securities and any other property (except for cash dividends) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Chief Financial Officer or the custodian designated by the Chief Financial Officer to be held in custody in accordance with Section 5(b) hereof.

8.        Income Tax

Participant is responsible for payment of all applicable taxes with respect to this grant.

9.       Miscellaneous

(a)      This Agreement is issued pursuant to the Plan and is subject to its terms.  Participant hereby acknowledges receipt of a copy of the Plan.  The Plan is also available for inspection during business hours at the principal office of the Company.

(b)      This Agreement shall not confer on Participant any right with respect to continuance as a member of the Board of Directors of the Company, or to continue as a consultant or other person providing Services to the Company.

(c)      Until the Shares shall have been issued to Participant as provided herein, Participant shall have only the right to receive cash dividends and vote the Shares, but shall have no other rights of a stockholder with respect to the Shares.  Subject to the restrictions and terms of this Agreement, after such issuance, Participant shall have all of the rights of a stockholder with respect to the Shares.

(d)      Participant may designate, upon forms to be furnished by and filed with the Company, one or more primary beneficiaries or alternative beneficiaries to receive all or a specified part of Participant’s Shares in the event of Participant’s death.  Participant may change or revoke any such designation from time to time without notice to or consent from any beneficiary or spouse.  No such designation, change or revocation shall be effective unless executed by Participant and received by the Company during Participant’s lifetime.  If Participant fails to designate a beneficiary, designates a beneficiary and thereafter such designation is revoked without another beneficiary being named, or designates one or more beneficiaries and all such beneficiaries so designated fail to survive Participant, then Participant’s Shares, or the part thereof as to which Participant’s designation fails, as the case may be, shall be payable to the representative of Participant’s estate.

(e)      This Agreement and the Plan evidence the entire understanding and agreement of the parties hereto relative to the matters discussed herein.  This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.  This Agreement may only be amended by a written document signed by both of the parties hereto.

(f)      This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

UROPLASTY, INC.

By:
Name: Rob Kill
Its: Title; President and CEO

Return by mail (or fax: 952-426-6171) to UROPLASTY, Inc., Chief Financial Officer,
5420 Feltl Road, Minnetonka, MN 55343

ACKNOWLEDGMENT OF RECEIPT

AWARDED TO	Award Date	Award No.	Number of UROPLASTY, Inc. Common Shares	Social Security Number
NAME	MM/DD/YY	RSXXX	XX,XXX	XXX-XX-XXXX

I hereby acknowledge receipt of the Restricted Stock Award granted on the Award Date under the terms and conditions of the Plan and this Agreement and agree to the provisions set forth therein and herein.

Signature of Participant	Date

EXHIBIT I

Assignment Separate from Certificate

For Value Received ________________________ hereby sell(s), assign(s) and transfer(s) unto Uroplasty, Inc. or its successors or assigns (the “Corporation”), _______________________ (________) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. _______________ herewith and do(es) hereby irrevocably constitute and appoint _________________ as attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature:
Name:
Title:
Address:

Instruction:  Please do not fill in any blanks other than the signature line.  Please sign exactly as you would like your name to appear on the issued stock certificate.  The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.